UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 11, 2013
Date of Report (Date of earliest event reported)

DIGITAL CINEMA DESTINATIONS CORP.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	333-178648	27-3164577
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
250 East Broad Street Westfield, New Jersey		07090
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (908) 396-1360

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 5, 2013, our Board of Directors appointed Carolyn Ullerick as a member of our Board of Directors. Ms. Ullerick was also appointed a member of our Audit Committee replacing A. Dale Mayo.  In compliance with the NASDAQ Marketplace Rules, our Audit Committee is now comprised of three members that satisfy the independence requirements of current Securities and Exchange Commission Rules and the NASDAQ Marketplace Rules, and all members of our Audit Committee satisfy the financial literacy standards for Audit Committee members under these rules.   There is no arrangement or understanding between Ms. Ullerick and any other person pursuant to which she was appointed a member of the Board of Directors, nor are we aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Carolyn Ullerick has served as the Chief Financial Officer for the LexisNexis Group of Reed Elsevier Group plc since November 2000.  She is currently Global Chief Financial Officer, Legal & Professional Group, and is responsible for all financial and M&A aspects of LexisNexis.  From November 1996 to November 2000, Ms. Ullerick was Chief Financial Officer of Frito-Lay Canada.  She is a Certified Management Accountant and a graduate of the University of Western Ontario.

Item 7.01.    Regulation FD Disclosure

On February 8, 2013, the Company issued a press release announcing the appointment of Carolyn Ullerick as a member of the Company’s Board of Directors.  The press release relating to the Company’s announcement is filed herewith as Exhibit 99.1 and is incorporated by reference.

Item 9.01     Financial Statements and Exhibits

(d)  Exhibits

99.1   Press Release dated February 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL CINEMA DESTINATIONS CORP. (Registrant)

Date: February 11, 2013	By:	/s/ Brian Pflug
	Name:	Brian Pflug
	Title:	Chief Financial Officer and Principal Accounting Officer